UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2008

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 8, 2008, Astoria Financial Corporation (“Astoria”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), received preliminary approval from the U.S. Treasury for the sale of $375 million in preferred stock and related warrants to the U.S. Treasury under the Capital Purchase Program (the “CPP”) of the Emergency Economic Stabilization Act of 2008. Final approval is subject to the execution of a definitive agreement with the U.S. Treasury. Although Astoria does not believe that participation is necessary for Astoria Federal to maintain its well-capitalized status, it will continue to evaluate the costs and benefits of the CPP and its potential long-term value for shareholders before deciding whether or not to participate. As of September 30, 2008, Astoria Federal’s capital ratios were in excess of regulatory requirements with core, tangible and risk-based capital ratios of 6.16%, 6.16% and 11.43%, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Peter J. Cunningham ..
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: December 10, 2008